                                         Registration No. 333-____________
    As filed with the Securities and Exchange Commission on July 3, 2003
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             WARRANTECH CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                                                13-3178732
(State or other jurisdiction                              (I.R.S.Employer
 of incorporation or organization)                          Identification No.)

                                2200 Highway 121
                              Bedford, Texas 76021
                    (Address of Principal Executive Offices)


                         WARRANT ISSUED TO STEVEN FERRIS
                      PURSUANT TO WRITTEN COMPENSATION PLAN

                          WARRANT ISSUED TO BENITO ABAD
                      PURSUANT TO WRITTEN COMPENSATION PLAN
                            (Full title of the plan)



                                Joel San Antonio
                             Chief Executive Officer
                             Warrantech Corporation
                                2200 Highway 121
                              Bedford, Texas 76021
                                 (800) 544-9510
            (Name, address and telephone number of agent for service)

                                   Copies to:
                            Ralph A. Siciliano, Esq.
                    Tannenbaum Helpern Syracuse & Hirschtritt
                                900 Third Avenue
                            New York, New York 10022
                                 (212) 508-6700

                         CALCULATION OF REGISTRATION FEE

                                                     Proposed maximum        Proposed
      Title of securities              Shares         offering price    Maximum aggregate        Amount of
       to be registered           to be registered       per share        offering price       registration
                                        (1) fee
Common Stock ($.007 par value)       40,000(2)            $1.30(4)         $52,000.00(4)           $42.07(4)
Common Stock ($.007 par value)       10,000(3)            $0.64            $ 6,400.00              $ 5.18
Common Stock ($.007 par value)       30,000(3)            $1.30(4)         $39,000.00(4)           $31.55(4)
                                     ------                                ----------              ------
                          Total      80,000                                $97,400.00              $78.70
                                     ======                                ==========              ======




(1) This registration statement also covers an indeterminate number of shares of Warrantech Corporation (the "Registrant") common stock, par value $.007 per share (the "Common Stock") that may be issuable by reason of stock splits, stock dividends or other adjustment provisions of the respective plans in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2) Issuable pursuant to a written compensation plan with Steven Ferris dated as of January 1, 2002 pursuant to which Mr. Ferris was granted a warrant (the "Ferris Warrant") to purchase up to 40,000 shares of the Registrant's Common Stock at a per share exercise price equal to the Average Daily Fair Market Value of a share of Common Stock during the Quarter ended on the applicable Vesting Date, as such capitalized terms are defined in the Ferris Warrant.

(3) Issuable pursuant to a written compensation plan with Benito Abad dated as of April 1, 2002 pursuant to which Mr. Abad was granted a warrant (the "Abad Warrant") to purchase up to 40,000 shares of the Registrant's Common Stock at a per share exercise price equal to the Average Daily Fair Market Value of a share of Common Stock during the Quarter ended on the applicable Vesting Date, as such capitalized terms are defined in the Abad Warrant.

(4) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculation the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the NASDAQ National Market System on July 1, 2003 because the price at which the options to be granted in the future may be exercised is not currently determinable.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Pursuant to Rule 428(b)(1) promulgated under the Securities Act, the information required by Item 1 and Item 2 of Part I is included in documents sent or given to the holder of the Warrant and is not being filed with, or included in, this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Certain Documents by Reference.

         The following documents filed by the Registrant with the Commission are hereby incorporated by reference:

         (a) The Registrant's latest Annual Report on Form 10-K for the fiscal year ended March 31, 2002.

         (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         (c) The description of the Company's Common Stock that is contained in the Registrant's Amendment No. 1 to its Registration Statement on Form 8-A filed on February 25, 1985, pursuant to Section 12 of the Exchange Act; including any amendments or reports for the purpose of updating such description.

         (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this Registration Statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement.

         The Registrant will provide without charge to each person who has received a copy of any prospectus to which this Registration Statement relates, upon the written or oral request of that person, a copy of any or all the documents that have been or may be incorporated by reference into this Registration Statement, other than exhibits to those documents, unless the exhibits are incorporated by reference in those documents. Written requests for copies should be directed to the Registrant's principal executive offices at 2220 Highway 121, Bedford, Texas 76021 Attention: Joel San Antonio. Telephone requests for copies should be directed to the Company's Chief Executive Officer at (800) 544-9510.

Item 4.    Description of Securities.

         Not applicable.

Item 5.    Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.    Indemnification of Directors and Officers.

         1. As permitted by Sections 102 and 145 of the Delaware General Corporation Law (as amended, 1993), the Registrant's Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach of a director's fiduciary duty except for liability under Section 174 of the Delaware General Corporation Law, or liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit. The effect of this provision in the Certificate of Incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting form negligent or grossly negligent behavior) except in the situations described above.

         2. The Registrant's bylaws provide for the indemnification of officers, directors and employees, and the Company has entered into an indemnification agreement with each officer and director of the Registrant (an "Indemnitee"). Under the bylaws and such indemnification agreements, the Registrant must indemnify an Indemnitee to the fullest extent permitted by Delaware law for losses and expenses incurred in connection with actions in which the Indemnitee is involved by reason of having been director or employee of the Registrant (including attorney's fees). The Registrant is also obligated to advance expenses an Indemnitee may incur in connection with such actions before any resolution of the action, and the Indemnitee may sue to enforce his or her right to indemnification or advancement of expenses.

         . The Registrant presently maintains policies of insurance under which its directors and officers of Registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being, or having been, such directors or officers.

         4. There is no litigation pending, and neither the Registrant nor any of its directors know of any threatened litigation or proceeding which might result in a claim for indemnification by any officer or director.

Item 7.    Exemption from Registration Claimed.

               Not applicable.

Item 8.    Exhibits.

         Number   Document

         3.1 Certificate of Incorporation filed June 22, 1983. Incorporated by reference to the Registrant's Registration Statement on Form S-18, filed on November 23, 1983, Registration No. 2-88097-NY.

         3.2 Certificate of Amendment of Certificate of Incorporation filed October 24, 1983. Incorporated by reference to the Registrant's Registration Statement on Form S-18, filed on November 23, 1983, Registration No. 2-88097-NY.

         3.3 Certificate of Amendment of Certificate of Incorporation dated June 29, 1987. Incorporated by reference to the Registrant's Form 8 Amendment to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1987, file No. 0-13084.

         3.4 Certificate of Designation of the Registrant with respect to the Preferred Stock as filed with the Secretary of State of Delaware on October 12, 1993. Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1994, file No. 0-13084.

         3.5 By-Laws of the Registrant, as amended. Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1988, file No. 0-13084.

         4.1      Warrant issued to Steven Ferris dated January 1, 2002.

         4.2      Warrant issued to Benito Abad dated April 1, 2002.

         5.1      Opinion  of  Counsel  as  to  Legality  of  Securities   Being
                  Registered.

         23.1     Consent of Independent Accountants.

         23.2     Consent of Counsel (Contained in Exhibit 5.1 hereto).

         24.1     Power of Attorney (see page 6).

Item 9.  Undertakings.

         A. The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to

                           (a)  include  any  prospectus   required  by  Section
10(a)(3) of the Securities Act of
1933;

                           (b)reflect  in the  prospectus  any  facts or  events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                        (c) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bedford, Texas on July 3, 2003.

                                            WARRANTECH CORPORATION


                                            By:  /s/ Joel San Antonio
                                                 -----------------------------
                                                 Joel San Antonio,
                                                 Chairman of the Board and
                                                 Chief Executive Officer


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes Joel San Antonio, William Tweed and Jeffrey J. White, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                                  TITLE                                  DATE
         ---------                                  -----                                  ----

/s/ Joel San Antonio                        Chairman of the Board,                      July 3, 2003
-------------------------------
Joel San Antonio                            Chief Executive Officer
                                            and Director

/s/ Richard F. Gavino                       Executive Vice President,                   July 3, 2003
-------------------------------
Richard F. Gavino                           Chief Financial Officer
                                            and Treasurer
                                            (Principal Accounting
                                            and Financial Officer)




         SIGNATURE                                  TITLE                                  DATE
         ---------                                  -----                                  ----

/s/ William Tweed                           Vice Chairman                               July 3, 2003
-------------------------------
William Tweed                               and Director


/s/ Lawrence Richenstein                    Director                                    July 3, 2003
-------------------------------
Lawrence Richenstein


/s/ Gordon A. Paris                         Director                                    July 3, 2003
-------------------------------
Gordon A. Paris


/s/ Jeffrey J. White                        Director                                    July 3, 2003
-------------------------------
Jeffrey J. White


/s/ Ronald F. Glime                         Director                                    July 3, 2003
-------------------------------
Ronald F. Glime


/s/ Richard Rodriguez                       Director                                    July 3, 2003
-------------------------------
Richard Rodriguez


                                  EXHIBIT INDEX

      EXHIBIT NUMBER                                      EXHIBIT                                     PAGE NUMBER
           3.1              Certificate of  Incorporation  filed June 22, 1983.  Incorporated by         _____
                            reference to the Registrant's  Registration  Statement on Form S-18,
                            filed on November 23, 1983, Registration No. 2-88097-NY.

           3.2              Certificate  of  Amendment of  Certificate  of  Incorporation  filed         _____
                            October 24, 1983.  Incorporated  by  reference  to the  Registrant's
                            Registration  Statement  on Form S-18,  filed on November  23, 1983,
                            Registration No. 2-88097-NY.

           3.3              Certificate of Amendment of Certificate of Incorporation  dated June         _____
                            29,  1987.  Incorporated  by reference  to the  Registrant's  Form 8
                            Amendment  to the  Registrant's  Annual  Report on Form 10-K for the
                            fiscal year ended March 31, 1987, file No. 0-13084.

           3.4              Certificate of  Designation  of the  Registrant  with respect to the         _____
                            Preferred Stock as filed with the Secretary of State
                            of  Delaware on October 12,  1993.  Incorporated  by
                            reference to the Registrant's  Annual Report on Form
                            10-K for the fiscal year ended March 31, 1994,  file
                            No. 0-13084.

           3.5              By-Laws of the  Registrant,  as amended.  Incorporated  by reference         _____
                            to the  Registrant's  Quarterly  Report on Form 10-Q for the  fiscal quarter ended September 30, 1988, file No. 0-13084.

           4.1              Warrant issued to Steven Ferris dated January 1, 2002.                         9

           4.2              Warrant issued to Benito Abad dated April 1, 2002.                            20

           5.1              Opinion of Counsel as to Legality of Securities Being Registered.             31

           23.1             Consent of Independent Accountants.                                           33

           23.2             Consent of Counsel (Contained in Exhibit 5.1 hereto).                         35

           24.1             Power of Attorney (see page 6).                                               36
